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                                                                 EXHIBIT 99.2(l)

                          KIRKPATRICK & LOCKHART LLP
                        1800 MASSACHUSETTS AVENUE, N.W.
                         WASHINGTON, D.C. 20036-1800
                            TELEPHONE 202-778-9000

                                 July 23, 1998

Conseco Strategic Income Fund
11825 North Pennsylvania St.
Carmel, Indiana 46032

Ladies and Gentlemen:

     You have requested our opinion, as counsel to Conseco Strategic Income Fund ("Trust"), as to certain matters regarding the issuance of the Trust's shares of beneficial interest, par value $.001 per share, that currently are being registered under the Securities Act of 1933, as amended ("1933 Act") pursuant to the Trust's registration statement on Form N-2 (File No. 333- 55809) ("Registration Statement") in the amount set forth under "Amount Being Registered" on the facing page of the Registration Statement ("Shares").

     As such counsel, we have examined certified or other copies, believed by us to be genuine, of the Trust's Declaration of Trust and By-laws and such resolutions and minutes of meetings of the Trust's Board of Trustees as we have deemed relevant to our opinion, as set forth herein. Our opinion is limited to the laws and facts in existence on the date hereof, and it is further limited to the laws (other than the conflict of law rules) of the Commonwealth of Massachusetts that in our experience are normally applicable to the issuance of shares by business trusts and to the 1933 Act, the Investment Company Act of 1940, as amended ("1940 Act") and the regulations of the Securities and Exchange Commission ("SEC") thereunder.

     Based on the foregoing, we are of the opinion that the issuance of the Shares has been duly authorized by the Trust and that, when issued and sold in accordance with the terms contemplated by the Registration Statement, including receipt by the Trust of full payment for the Shares and compliance with the 1933 Act and the 1940 Act, the Shares will have been validly issued, fully paid and non-assessable.

     The Trust is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Fund. The Fund's Declaration of Trust states, however, that no shareholder shall be subject to any personal liability whatsoever to any person in connection with any and all property of the Fund or the acts, obligations or affairs of the Fund. It also states that the Trustees shall have no power to bind any shareholder personally or to call upon any shareholder for the payment of any sum of money or assessment whatsoever other than such as the shareholder may at any time personally agree to pay by way of subscription to any shares or otherwise. The Declaration of Trust further provides that shareholder liability for the acts and obligations of the Fund is hereby expressly disclaimed and
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requires that every note, bond, contract, or other undertaking issued by or on behalf of the Fund or the Trustees relating to the Fund shall include a notice and provision limiting the obligation represented thereby to the Fund and its assets. In addition, the Declaration of Trust states that if any shareholder of the Fund is made a party to any suit or proceeding to enforce any such liability, he or she shall not, on account thereof, be held at any personal liability. Finally, the Declaration of Trust provides that the Fund shall indemnify and hold each shareholder harmless from and against all claims and liabilities, to which such shareholder may become subject by reason of his or her being or having been a shareholder, other than by reason of his or her own wrongful act or omission, and shall reimburse such shareholder for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability.

     We hereby consent to this opinion being an exhibit to the Registration Statement when it is filed with the SEC and to the reference to our firm in the prospectus that is being filed as part of the Registration Statement.

                                    Very truly yours,

                                    Kirkpatrick & Lockhart LLP

                                    By: /s/ R. Darrell Mounts, Esq.
                                       -----------------------------
                                            R. Darrell Mounts, Esq.